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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as Permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             FISHER COMPANIES INC.
     ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


     ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

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

                        [LOGO OF FISHER COMPANIES INC.]

                             FISHER COMPANIES INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

To the Shareholders of Fisher Companies Inc:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fisher Companies Inc. (the "Company") will be held at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington, at 10:00 a.m., Thursday, April 27, 2000, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. To elect five (5) directors for a term of three years or until their successors have been elected and qualified.

2. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting or any adjournments thereof.

  The Board of Directors has established the close of business on March 10, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

  Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. Family members are welcome to accompany you at the meeting.

March 31, 2000                       BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ David D. Hillard

                                     David D. Hillard, Secretary


                            YOUR VOTE IS IMPORTANT

 Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy and return it in the enclosed postage prepaid envelope. It is important that your shares be represented and that a quorum is present. If you attend the meeting in person, your Proxy may be revoked and you may personally vote your shares even though you have previously returned your Proxy.

                                PROXY STATEMENT

                             FISHER COMPANIES INC.
                             600 University Street
                                   Suite 1525
                           Seattle, Washington 98101
                                 (206) 624-2752

  This Proxy Statement and the accompanying form of Proxy are being sent to shareholders of the Company on or about March 31, 2000 for use in connection with the Annual Meeting of Shareholders of the Company to be held on April 27, 2000.

                            ABOUT THE ANNUAL MEETING

When and where is the meeting?

  The Annual Meeting of Shareholders of Fisher Companies Inc. will be held at 10:00 a.m. on Thursday, April 27, 2000 at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington.

What is the purpose of the meeting?

  At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during 1999 and respond to questions from shareholders.

Who is entitled to vote?

  Only shareholders of record at the close of business on the record date, March 10, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.

Who can attend the meeting?

  All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Family members are welcome to accompany you at the meeting. Admission to the meeting will be by admission card only. If you hold your shares in "street name" (that is, through a broker or other nominee), you may request an admission card by writing or phoning the Company; you will need to bring to the Annual Meeting a letter from the broker or other nominee confirming your beneficial ownership.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 8,550,690 shares of common stock of the Company were outstanding. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions by their clients as to the election of directors may vote their clients' proxies in their own discretion with respect to such proposals. Accordingly, there can not be any broker nonvotes on these matters.

How do I vote?

  If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you have directed. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

  After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by submitting to the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR the nominees to be elected as directors as set forth in this Proxy Statement.

  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

  Election Of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by Company shareholders present in person or by proxy and entitled to vote. Shareholders have one vote for each share of Company common stock held except for the election of directors, in which case a shareholder may either (i) cumulate his or her shares and give one nominee (or divide among less than all nominees) as many votes as the number of shares that such shareholder holds, multiplied by the number of nominees; or (ii) vote his or her shares, multiplied by the number of nominees, equally among the nominees for election. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions with respect to any such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

  If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Who will bear the cost of soliciting votes for the meeting?

  The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company, with the cost of solicitation borne by the Company. Solicitation may be made by directors and officers of the Company, by use of the mails, or by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

                            BUSINESS OF THE MEETING

  There is one matter being presented for consideration by the shareholders at the Annual Meeting.

                     Proposal No. 1--Election of Directors

General

  The Company's Restated Articles of Incorporation ("Articles") provide that the number of directors must fall within a range of 9 and 19, the exact number to be determined pursuant to the Company's Bylaws. The Bylaws currently provide that the Board will consist of 14 directors. The number of directors may be changed by amending the Bylaws. The Articles also provide that the Board of Directors may fill vacancies created on the Board, provided that the number of directors shall at no time exceed 19.

  Directors are elected for terms of three years and until their successors have been elected and qualified. The Company's Articles and Bylaws require that the terms of the directors be staggered such that approximately one-third of the directors is elected each year.

  In accordance with the above, the Board of Directors has nominated James W. Cannon, George D. Fisher, Phelps K. Fisher, William O. Fisher, and Robin J. Campbell Knepper for election as directors for three-year terms to expire in the year 2003. All five nominees are presently directors of the Company. If Messrs. James W. Cannon, George D. Fisher, Phelps K. Fisher, William O. Fisher or Mrs. Knepper should refuse or be unable to serve, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

                The Board Of Directors Recommends That You Vote
                  FOR The Nominees To Be Elected As Directors

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

  The following tables set forth certain information with respect to nominees for director and for directors whose terms continue. The table below includes
(i) the age of each director as of December 31, 1999, (ii) principal occupation of each director during the past five years and (iii) the year first elected or appointed a director.

                         Principal Occupation Of Director               Director
Name and Age             During Last Five Years                         Since:
-----------------------  ---------------------------------------------  --------

            NOMINEES FOR DIRECTOR FOR THREE YEAR TERM EXPIRING 2003

James W. Cannon, 72      Retired Executive Vice President,                1993
                         SAFECO Corporation and President
                         of its Property and Casualty Insurance
                         Companies

George D. Fisher, 51     Vice President and Secretary,                    1996
                         Hunting, Fisher & Co. P.S., C.P.A.s

Phelps K. Fisher, 65     Retired Executive Vice President --              1979
                         Marketing, Fisher Broadcasting Inc.

William O. Fisher, 49    Partner, Pillsbury, Madison & Sutro LLP          1993

Robin J. Campbell        Owner of jewelry design and appraisal            1996
 Knepper, 54             business (Retired 1999)


                CONTINUING DIRECTORS WITH TERM EXPIRING IN 2001

Carol H. Fratt, 55       Landscape design and community affairs           1993

Donald G. Graham, Jr.,   Chairman of the Board; retired                   1972
 76                      Chairman & CEO of the Corporation

Donald G. Graham, III,   Commercial photography                           1993
 45

William W. Krippaehne,   President & CEO of the Corporation;              1982
 Jr., 49                 Chairman of the Board, Fisher Properties Inc.

John D. Mangels, 74      Retired Chairman & CEO,                          1990
                         Security Pacific Bancorporation Northwest
                         & Security Pacific Bank Washington

                  CONTINUING DIRECTORS WITH TERM EXPIRING 2002

Jean F. McTavish, 77     Community affairs, including Totem Girl          1979
                         Scout Council; Children's Hospital & Medical
                         Center; and League for Deaf and Hard of
                         Hearing Children

Jacklyn F. Meurk, 78     Community and business affairs, including        1973
                         Virginia Mason Medical Center Boards

George F. Warren, Jr.,   Business affairs and land development            1999
 65

William W. Warren, Jr.,  Professor of Physics; director, W. M. Keck       1992
 61                      Nuclear Magnetic Resonance Laboratory,
                         Oregon State University

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

  The following sets forth information concerning the Board of Directors and Committees of the Company during the fiscal year ended 1999.

How Often Did the Board Meet during 1999?

  The Company held five Board meetings in 1999. Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which he or she served.

What Committees Has the Board Established?

  The standing committees of the Board of Directors of the Company are the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Company also has a Stock Purchase Committee, although such committee does not currently meet regularly.

  The Executive Committee has authority to exercise all of the authority of the Board of Directors, as permitted under Washington law. Additionally, the Executive Committee has the power and duty to vote the stock of all subsidiaries of the Company and to make all decisions and determinations with respect to such subsidiaries. The Committee held one meeting during the year. For fiscal year 1999 members of the Executive Committee consisted of Messrs. P. Fisher, D. Graham, Jr. and Krippaehne, Ms. McTavish and Ms. Meurk.

  The Audit Committee reviews the Company's audit plan, the scope of activities of the Company's independent accountants, the results of the audit after completion, and the fees for related services performed during the year. The Audit Committee also recommends to the Board of Directors the firm to be appointed as independent accountants. At times, the Audit Committee meets with representatives of the Company's independent accountants without any officers or employees of the Company present. The Committee held three meetings during the year. For fiscal year 1999 members of the Audit Committee consisted of Messrs. D. Graham, Jr., Mangels and W. Warren, Jr., Ms. McTavish and Ms. Meurk.

  The Compensation Committee reviews and approves, in advance, the Company's retirement and benefit plans, determines the compensation of officers of the Company and in certain circumstances, key management employees of the subsidiaries, and authorizes and approves bonus and incentive programs for executive personnel. The Compensation Committee also reviews and recommends changes in compensation for members of the Board of Directors and its Chairman, and administers the Fisher Companies Incentive Plan of 1995. The Committee held four meetings during the year. For fiscal year 1999 members of the Compensation Committee consisted of Messrs. Cannon, D. Graham, Jr., Mangels, and, effective October 1, P. Fisher.

  The Nominating Committee considers and recommends to the Board of Directors nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The Committee had one meeting during 1999. For fiscal year 1999 members of the Nominating Committee consisted of Messrs. G. Fisher, P. Fisher,
D. Graham, Jr., W. Warren, Jr., Ms. McTavish and Ms. Meurk.

How Are Directors Compensated?

  The Board of Directors of the Company is comprised of 14 directors, one of whom is a salaried employee of the Company. Mr. P. Fisher was an employee of a subsidiary until his retirement on September 30, 1999 and received an aggregate salary of $154,000, including a cash bonus paid in 2000. The members of the Company's Board of Directors who are not officers of the Company, or its subsidiaries, receive an annual retainer of $16,000. The Chairman of the Board of Directors receives a total annual retainer of $55,000. In addition, every director receives a fee of $1,000 for each Board of Directors or Committee meeting attended. The Company also pays the Chairmen of the Audit Committee and the Compensation Committee an additional annual retainer of $4,000. Directors are reimbursed for travel expenses incurred, and receive a per diem payment of $200, in connection with travel to and from Board of Directors or Committee meetings. Certain members of the Company's Board of Directors are also directors of one or more of the Company's subsidiaries. In addition to fees paid by the Company, a director who served on all subsidiary boards and committees received fees totaling $29,600 in 1999.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following sets forth information concerning executive officers of the Company and their ages on December 31, 1999.

                                                                        Officer
Name and Age             Position and Term of Officer                   Since:
-----------------------  ---------------------------------------------  -------
William W. Krippaehne,   President and CEO                               1982
 Jr., 49

Glen P. Christofferson,  Vice President and Controller                   1992
 40

David D. Hillard, 57     Senior Vice-President, Chief Financial          1979
                         Officer and Secretary

Warren J. Spector, 41    Executive Vice President and Chief Operating    1999
                         Officer

Patrick M. Scott, 56     President and CEO of Fisher Broadcasting Inc.   1982

R. Bryce Seidl, 53       President and CEO of Fisher Mills Inc.          1998

Mark A. Weed, 52         President and CEO of Fisher Properties Inc.     1987

                             EXECUTIVE COMPENSATION

  The following information is provided regarding the compensation paid by the Company or its subsidiaries, as the case may be, to the Chief Executive Officer of the Company, and the four most highly compensated executive officers who served as executive officers of the Company or its subsidiaries during, or at the end of, fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                              ------------------------------- ------------------------------------
                                                 Other Annual Restricted Securities
                                                 Compensation    Stock   underlying    All other
Name and Position        Year  Salary  Bonus(1)       (2)(3)   Awards(4) options(5) Compensation(6)
------------------------ ---- -------- --------  ------------ ---------- ---------- --------------
William W. Krippaehne,   1999 $510,000 $400,000     $4,587     $    --     23,500       $4,800
 Jr.                     1998  451,667  325,000      4,410      69,300     18,000        4,800
 President and CEO       1997  426,667  305,000      3,810      85,150     14,400        4,800

Patrick M. Scott         1999 $436,875 $180,000     $3,851     $    --     19,700       $4,800
 President and CEO,      1998  405,833  155,000      3,787      50,400     11,600        4,800
 Fisher Broadcasting     1997  391,250  215,000      2,207      78,600     13,000        4,800
  Inc.

Mark A. Weed             1999 $223,750 $110,000     $  972     $    --      6,000       $4,800
 President and CEO,      1998  210,833   95,000      1,115          --      6,000        4,800
 Fisher Properties Inc.  1997  201,667   75,000        867      26,200      4,500        4,800

David D. Hillard         1999 $209,583 $ 85,000     $  844     $    --      5,450       $4,800
 Senior Vice President,  1998  186,667   75,000        820      12,600      2,700        4,800
 Chief Financial Officer 1997  167,667   65,000        715      14,410      2,400        4,800

R. Bryce Seidl(7)        1999 $202,502 $ 75,000         --          --      5,000           --
 President and CEO,      1998   34,746       --         --          --         --           --
 Fisher Mills Inc.       1997                --         --          --         --           --

---------------------
(1) Includes bonuses paid during the subsequent year but attributable to the year indicated.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including an automobile allowance and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the years ended December 31, 1999, 1998, or 1997 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses reported for the individual.

(3) This column reflects dividends paid on stock rights awarded under the 1995 Plan. See footnote (4) below.

(4) Amounts shown are restricted stock awards made to Messrs. Krippaehne, Scott, Weed, and Hillard for performance in the fiscal year 1998 pursuant to the Fisher Companies Incentive Plan of 1995. Such awards were made on March 3, 1999 and are valued at a per share price of $63.00. No awards were made for 1999 performance. The aggregate market value of unvested restricted stock rights held by such individuals on December 31, 1999 total $271,600, $224,900, $53,100, $49,800, and $0 respectively. The 1995
     Plan provides for the annual payment of additional compensation to persons holding restricted stock rights in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

(5) The information for 1999 in this column reflects the number of shares of Company common stock issuable upon exercise of stock options that were granted on March 8, 2000 for the fiscal year 1999, pursuant to 1995 Plan.

(6) This column reflects Company contributions during 1999 to the Fisher Broadcasting 401(k) Retirement Plan or the Fisher 401(k) Retirement Plan.

(7) Mr. Seidl was employed by Fisher Mills Inc. on October 12, 1998 and was elected President and CEO on December 4, 1998.

Stock Options

  Option Grants. The following table sets forth stock options granted during 1999 to the executive officers named in the "Summary Compensation Table" above, pursuant to the 1995 Plan. All such stock options were granted on March 3, 1999, other than the options granted to Mr. Seidl, which were granted on March 8, 2000 for the fiscal year 1999.




                          Individual Grants
-----------------------------------------------------------------------
                                   Percent of                           Potential
                                   Total                                Realizable Value at
                        Number of  Options                              Assumed Annual
                        Securities Granted to                           Rates of Stock
                        Underlying Employees                            Price Appreciation
                        Options    in Fiscal  Exercise       Expiration for Option Term(3)
Name                    Granted(1) Year       Price($/Sh)(2) Date          5%       10%
----------------------  ---------- ---------- -------------- ---------- -------- ----------
William W. Krippaehne,    18,000       28%        $63.00       3/4/09   $570,533 $1,445,843
 Jr.
Patrick M. Scott          11,600       18%        $63.00       3/4/09   $515,065 $1,305,275
Mark A. Weed               6,000        9%        $63.00       3/4/09   $178,292 $  451,826
David D. Hillard           2,700        4%        $63.00       3/4/09   $ 95,089 $  240,974
R. Bryce Seidl             5,000        4%        $59.88       3/8/10   $182,002 $  461,229

                     Option/SAR Grants in Fiscal Year 1999
---------------------
(1) The options are non-qualified stock options and become exercisable in five equal annual installments beginning March 15, 2000 (March 15, 2001, in the case of Mr. Seidl).

(2) The per-share option exercise price represents the fair market value of the Company's Common Stock at the date of grant, based on the average of the high and low price of such Common Stock on such date.

(3) The dollar amounts under these columns result from calculations at 5% and 10% assumed appreciation rates and, therefore, are not intended to forecast possible future appreciation, if any, of the price of Company common stock.

  Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to stock option plans by the named executive officers during the year ended December 31, 1999 and stock options held at year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                          Number of Unexercised     Value of In-the-Money
                        Shares            Securities Underlying     Unexercised Options at
                        Acquired          Options at Year End       Year End (1)
                        on       Value    ------------------------- -------------------------
Name                    Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----------------------  -------- -------- ----------- ------------- ----------- -------------
William W. Krippaehne,      0      $ 0      16,400       43,200      $217,840     $165,060
 Jr.
Patrick M. Scott            0      $ 0      13,960       33,340      $186,790     $140,535
Mark A. Weed                0      $ 0       4,104       13,106      $ 45,207     $ 35,961
David D. Hillard            0      $ 0       1,624        4,688      $  4,862     $  7,293
R. Bryce Seidl (2)         --       --          --           --            --           --

---------------------
(1) On December 31, 1999, the closing price of the Company common stock was $61.75. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

(2) Mr. Seidl was granted 5,000 options at an exercise price of $59.88 on March 8, 2000 and therefore had no in-the-money options on December 31, 1999.

Fisher Companies Incentive Plan of 1995

  The 1995 Plan was adopted by the Company and approved by the shareholders, effective April 27, 1995 and will continue through April 27, 2002.

  Purpose of the Plan. The purpose of the 1995 Plan is to provide selected eligible key employees of the Company and its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and to provide them with additional incentive to advance the interests of the Company and increase the value of the Company's common stock. The 1995 Plan is not subject to the Employment Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended.

  The 1995 Plan authorizes the grant of (i) incentive stock options, (ii) non-statutory stock options, (iii) restricted stock rights and (iv) performance stock rights. A maximum of 560,000 shares of Company common stock are available for issuance under the Plan.

  Eligibility. Participation in the 1995 Plan is limited to salaried key management employees of the Company and its subsidiaries (including officers and directors who are also salaried employees) who, in the judgment of the committee appointed by the Board of Directors that administers the Plan, will perform services of special importance in the management, operation and development of the business of the Company and its subsidiaries. The Committee consists of not less than three members of the Board, all of whom are non-employee directors.

  Vesting Schedule. The restricted stock awards and stock options vest pursuant to a schedule determined by the Committee. Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on each of five annual target dates designated in the written agreement granting such awards and options, conditioned on the continued employment of the awardee through such target dates. The 1995 Plan provides for the annual payment of additional compensation to persons holding restricted stock rights, whether or not vested, in an amount equal to any dividend that would have been payable to the holder of such rights if the holder had owned the stock subject to such rights.

Retirement Plans

  Fisher Broadcasting Inc. Retirement Plan. Mr. Patrick M. Scott, one of the named executive officers, is covered by the Fisher Broadcasting Inc. Retirement Plan (the "Fisher Broadcasting Pension Plan"), which is a funded, qualified, non-contributory, defined benefit plan that covers employees of Fisher Broadcasting. The Fisher Broadcasting Pension Plan provides benefits based on the participant's highest 3-year annual average salary and the participant's length of service. The amounts payable under the Fisher Broadcasting Pension Plan are in addition to any Social Security benefit to be received by a participant. The Fisher Broadcasting Pension Plan benefit vests 20% after 3 years of service with Fisher Broadcasting, and an additional 20% for each year of service thereafter until 7 years of service, when the benefits are 100% vested. As of December 31, 1999, Mr. Scott had 31 years of credited service under the terms of the Fisher Broadcasting Pension Plan.

  The amount of retirement benefits payable to Mr. Scott will be determined pursuant to the supplemental retirement plan in which he participates. Because the Fisher Broadcasting Pension Plan is a qualified pension plan, the amount of covered compensation thereunder was limited by applicable tax laws to $160,000 per year in 1999. Retirement benefits payable to Mr. Scott under the Fisher Broadcasting Pension Plan will constitute a portion of the total retirement benefits payable to him under the supplemental pension plan in which he participates; such percentage will vary depending on subsequent changes to the limitations imposed by tax laws and actual years of service, but will not affect the total retirement benefits due him under the supplemental pension plan. The supplemental pension plan in which Mr. Scott participates is described below.

  Fisher Mills Inc. Retirement Plan. All named executive officers except Mr. Scott are covered by the Retirement Plan for Certain Employees of Fisher Mills Inc. (the "Retirement Plan"). The Retirement Plan is a funded, qualified, non-contributory defined benefit plan that covers all employees of the Company, Fisher Properties Inc. ("FPI") and Fisher Mills Inc. ("FMI"). The Retirement Plan provides benefits based on a participant's length of service. The amounts payable under the Retirement Plan are in addition to any Social Security benefit to be received by a participant. The Retirement Plan benefit vests 100% upon completion of five years of service with the Company, FPI, or FMI, as the case may be. As of December 31, 1999, the following named executive officers have the following years of credited service under the terms of the Retirement
Plan: Mr. Krippaehne, 18 years; Mr. Weed, 12 years; Mr. Hillard, 21 years; and Mr. Seidl 1 year.

  Supplemental Retirement Plans. The Company and its subsidiaries have supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting, FPI and FMI. The SRPs are non-funded, non-qualified, non-contributory defined benefit plans. The SRPs do not require funding, but generally the companies have acquired annuity contracts and life insurance on the lives of the individual participants to assist in payment of retirement benefits. The companies are the owners and beneficiaries of such policies. The SRPs require continued employment through the date of expected retirement. The SRPs provide that the SRP benefits, together with all other pension and retirement benefits provided by the employing entity, including an amount equal to one-half of the participant's Social Security benefits, will represent a specified percentage (between 50% and 70%) of the participant's average annual compensation. "Average annual compensation" for purposes of the SRPs is determined by averaging the participant's base salary over a period of the three consecutive years that will provide the highest average. The SRPs provide for payment of accrued benefits in the event of involuntary termination prior to age 65, and for death or disability benefits in the event of death or permanent disability prior to age 65. Each of Messrs. Krippaehne, Scott, Weed, and Hillard is a participant in a SRP.

  Fisher Broadcasting 401(k) Retirement Plan. Fisher Broadcasting has established a 401(k) Retirement Plan (the "Fisher Broadcasting 401(k) Plan") to provide a savings incentive for employees. The Fisher Broadcasting 401(k) Plan involves a contribution by Fisher Broadcasting, matching participant contributions on a dollar-for-dollar basis up to a maximum of 3% of participant compensation. Fisher Broadcasting contributions to the Fisher Broadcasting 401(k) Plan vest at the rate of 20% per year of service, commencing with the third year of completed service. Employees who have completed at least one year of service with Fisher Broadcasting, including Mr. Patrick M. Scott, are eligible to participate in the Fisher Broadcasting 401(k) Plan.

  A plan entitled Fisher 401(k) Retirement Plan (the "Fisher 401(k) Plan") has been established for employees of the Company, FMI, and FPI. The Fisher 401(k) Plan has the same levels of employer contributions, vesting schedule, and standards of eligibility as the Fisher Broadcasting 401(k) Plan described above. Messrs. Krippaehne, Weed, and Hillard are eligible to participate in the Fisher 401(k) Plan.

  Effective January 1, 2000, the Fisher Broadcasting 401(k) Plan was merged into the Fisher 401(k) Plan. Also effective January 1, 2000 the eligibility requirement was amended to include full-time and regular part-time employees of the Company, Fisher Broadcasting, FMI and FPI 18 years or older immediately upon hire. Employer contributions to the Fisher 401(k) Plan vest at the rate of 20% per year of service, commencing with the first year. Messrs. Krippaehne, Scott, Weed, Hillard, and Seidl are eligible to participate in the amended Fisher 401(k) Plan.

                        REPORT ON EXECUTIVE COMPENSATION

  During 1999, three outside directors of the Company, none of whom is an employee of the Company and all of whom qualify as "non-employee directors" for purposes of administering the Company's stock incentive program under Section 16 of the Exchange Act, comprised the Compensation Committee of the Board of Directors (the "Committee"). Mr. Phelps K. Fisher became a member of the Committee on October 1, subsequent to his retirement as an officer of the Company's broadcasting subsidiary.

  The Company's broadcasting, milling and real estate subsidiaries each have a compensation committee. As stated below, certain actions taken by the subsidiaries' compensation committees are subject to review and approval of the Compensation Committee of the Company.

  The Committee is responsible for: (i) reviewing and establishing the salary of officers and selected other key management employees of the Company, as well as reviewing and considering for approval, prior to their effective date, the salaries of key management employees of subsidiaries set by the subsidiaries' Compensation Committees, where a salary exceeds an amount set from time to time by the Committee; (ii) reviewing and establishing all cash bonuses under and pursuant to the Fisher Companies Management Incentive Plan, as well as reviewing and considering for approval, prior to their effective date, bonuses established under and pursuant to Management Incentive Plans of subsidiaries;
(iii) reviewing and recommending changes in compensation for members of the Company's Board of Directors and its Chairman; (iv) administering the Fisher Companies Incentive Plan of 1995 and reviewing and establishing all stock options and stock rights to be granted to officers and selected other key management employees of the Company and its subsidiaries; (v) authorizing the enrollment of selected management employees of the Company as new participants in the Supplemental Pension Plan; and (vi) recommending to the Board any additional compensation or employee benefit programs of a substantial nature and changes to existing programs of the Company or its subsidiaries. The members of the Committee, which met four times during 1999, are James W. Cannon, Chair, Donald G. Graham, Jr., and John D. Mangels. Mr. Phelps K. Fisher became a member of the Committee on October 1, subsequent to his retirement as an officer of the Company's broadcasting subsidiary.

Approach to Compensation

  Under the supervision of the compensation committees, the Company has designed its executive pay programs to: (i) attract and retain high-caliber personnel on a long-term basis; (ii) encourage the creation of shareholder value; (iii) link compensation to business results and shareholder returns over time; and (iv) maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

Elements of Compensation

The Company's executive compensation program is comprised of three main components: (i) base salaries; (ii) annual cash bonuses to focus maximum effort on achieving profitability, operating accountabilities, and personal growth; and (iii) long-term incentives in the form of stock options and stock rights to focus efforts on achieving long-term growth in shareholder value.

  The Committee believes that this three-part approach serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk"--namely, the annual bonus and stock incentives. Annual cash bonuses permit individual performance to be recognized on an annual basis, and are based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options and stock rights cause a significant portion of long-term remuneration to be directly related to stock price performance.

  Base Salaries. Base salaries are compared with independent salary surveys, and consultants are utilized on a regular basis to assure that overall compensation is competitive with compensation offered by similar companies. The most recent survey compared the Company's overall compensation with overall compensation of companies representing each business segment in which the Company competes for executive talent and included 299 companies in the corporate segment and 52 from broadcasting, 137 from milling and 37 from real estate segments.

  The base salaries of the Company's executive officers and the Chief Executive Officer were determined to be competitive with salaries paid by the surveyed companies.

  Annual Cash Bonuses. Annual cash bonuses may be awarded to executives and key management employees as provided by Management Incentive Plans designed to reward the achievement of high performance standards. Annual cash bonuses may range up to 67.5% of an executive's base salary with 40% of each bonus based on operating performance. The balance of each bonus is based upon the attainment of one or more individual performance goals which will be: (i) objective and measurable; (ii) directly linked to the annual budget or business plan; and
(iii) related to the accomplishment of milestones on a long-term project. The calculation of each bonus takes into account both the level of achievement and the importance of each goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 90% of that goal is achieved. The amounts of bonuses earned in 1999, to be paid in 2000, reflect the fact that the broadcasting subsidiary achieved at least 90% of its 1999 profit goal and the real estate subsidiary exceeded 100% of its 1999 profit goal.

  The milling subsidiary's Management Incentive Plan was suspended during 1999, in view of operating conditions and results. Cash bonus awards, if any, were determined by the Committee based on merit or contract on a case-by-case basis.

  Long-term Incentive Program. In 1995 the Company's shareholders approved the 1995 Plan, a stock incentive program that has been an element of executive compensation since its approval. The purpose of the Plan is to provide selected key management employees of the Company or its subsidiaries with an inducement to remain in the employ of the Company and to participate in the ownership of the Company and with added incentive to advance the interests of the Company and increase the value of the Company's common stock.

  Under the Plan, the Committee in its sole discretion may grant stock options, performance stock rights, and restricted stock rights ("RSRs") in amounts and on terms consistent with the Plan. During 2000 the Committee made awards of stock options and RSRs.

  Grants of stock options and RSRs are made on an individual basis. The Committee bases each grant on the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of Company common stock, the performance of Company common stock over time and, for all individuals other than the Chief Executive Officer, the recommendation of the Chief Executive Officer. The Committee considers previous grants as well as the different nature of stock options and RSRs in making awards.

  Stock options are awarded at the fair market value of Company common stock on the grant date and typically vest in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

  RSRs entitle the holder to receive a specified number of shares of Company common stock or cash equal to the fair market value of such shares on the vesting date. RSRs typically vest and are settled in 20% increments on the first, second, third, fourth and fifth anniversary of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would have been paid on the same number of shares of Company common stock until the shares become vested.

  At December 31, 1999, there were 35 participants in the Plan; outstanding options to purchase an aggregate of 235,568 shares of Company common stock; and outstanding RSRs entitling the holders to receive an aggregate of 19,473 shares of Company common stock. 284,054 shares of Company common stock remain available for future options and RSRs.

  Retirement Program. The Company's retirement program includes four basic tax-qualified plans: The Fisher Broadcasting Inc. Retirement Plan and the Fisher Broadcasting 401(k) Plan which are available to eligible employees of Fisher Broadcasting Inc., and the Retirement Plan for Certain Employees of Fisher Mills Inc. and the Fisher 401(k) Retirement Plan which are available to eligible employees of the Company, Fisher Mills Inc. and Fisher Properties Inc. In addition, the Company and its subsidiaries have supplemental retirement plans ("SRPs") for certain executive and management personnel of the Company, Fisher Broadcasting Inc., Fisher Mills Inc. and Fisher Properties Inc. to provide for benefits which cannot be included in the tax-qualified plans. These plans are described in more detail elsewhere in this Proxy Statement.

  Other Employee Benefits. The Company and its subsidiaries offer other benefit plans, e.g., vacation; sick leave; and medical, disability, life and accident insurance, to all employees. Retiree medical benefits are offered to all employees of the Company, Fisher Mills Inc. and Fisher Properties Inc. In addition, certain benefits, e.g., auto allowances and club dues, are provided to some executives, including the Named Executive Officers.

Considerations in Connection with Compensation Levels

  Company Performance

  The directors regularly review the Company's performance and the achievement of shareholder value. This includes review of customary financial measures with respect to the Company, e.g., the Company common stock price and the common stock prices of comparable companies, the revenue and profit growth of the Company's operating subsidiaries, and financial strength and management of financial resources.

  Individual Performance

  In connection with compensation for individual executive officers, the Committee consulted with the Chief Executive Officer in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Company's objectives. In addition, in connection with the award of a stock option or RSR, the Committee considered the amount and terms of any previous award and the current price of the Company common stock.

  The Committee also reviewed information regarding compensation practices and levels of competitors of the Company and its operating subsidiaries as well as non-competing companies of a similar size to the Company and its operating subsidiaries as compiled by an independent consulting firm or collected by the Company.

  The Committee believes that the approach to compensation which it has adopted achieves the general purposes of the Company's compensation objectives.

  Chief Executive Officer's Compensation

  The Chief Executive Officer's compensation is based on an evaluation of several performance factors. Where possible, objective measurements are used with heavy emphasis on the Company's financial results. In addition, a number of subjective evaluations of performance are used including, but not limited to, general leadership qualities, effective management of the Company's human resources, the ability to anticipate and prepare for future opportunities and problems and the ability to maintain and augment the perception of the Company as a good corporate citizen in the communities in which it conducts business.

  These evaluations and independent survey data are used to establish the total compensation to be paid to the Company's Chief Executive. Once total compensation has been determined, it is divided into the same component parts (base salary, cash bonus, stock options and rights) and in approximately the same proportion as for the other management employees participating in the Company's executive compensation programs.

  The amount of bonus earned in 1999, to be paid in 2000, recognizes the fact that two subsidiaries achieved at least 90% of their profit goals for 1999. In addition to the achievement of profit goals, the determination of the amount of bonus to be paid included a careful evaluation of performance in several other areas, including: (i) the successful acquisition of additional businesses which have potential for long-term increase in shareholder value, (ii) effective management of the

Company's financial resources, (iii) strong strategic leadership in technology areas vital to the Company's long-term success in the information and communications business, and (iv) effective development and management of the Company's human resources.

Additional Information

  The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

  Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's executive officers. The Company may pay compensation that exceeds this amount.

  This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  This report is submitted over the names of the members of the Compensation
Committee:

                             James W. Cannon, Chair
                                Phelps K. Fisher
                             Donald G. Graham, Jr.
                                John D. Mangels

                            STOCK PERFORMANCE GRAPH

  The graph presented below illustrates the cumulative total return, as of December 31 of each year presented, to shareholders of the Company compared with the S&P 500 and the Russell 2000 stock indices assuming that $100 were invested in each on December 31, 1994 and that all dividends were reinvested. The Company does not believe that it can reasonably identify similar companies for purposes of peer group comparison because of its diverse lines of business. The Russell 2000 index was thus selected as it represents companies with similar market capitalization to the Company.

                       [PERFORMANCE GRAPH APPEARS HERE]

                   1994   1995   1996   1997   1998   1999
                   ----   ----   ----   ----   ----   ----
     Fisher         100    124    166    206    239    219
     S&P 500        100    138    169    226    290    351
     Russell 2000   100    123    143    175    171    207

              Sources: Standard & Poor's and Frank Russell Company

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following tables set forth information as of December 31, 1999, with respect to the shares of Company common stock beneficially owned by (i) the directors of the Company, (ii) the non-director executive officers of the Company named in the Summary Compensation Table and (iii) each person known by the Company to own beneficially more than 5% of Company common stock. The number of shares beneficially owned by each stockholder is determined according to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares. Except as noted below, each holder has sole voting and investment power with respect to shares of Company common stock listed as owned by such person or entity. When a person is a "co-trustee" or one of a number of directors of a corporation that owns shares of Company common stock, he or she has shared voting and investment power.

Directors:

                                  Shares of Common       Percentage of
Name                         Stock Beneficially Owned(1) Common Stock
---------------------------  --------------------------- -------------
James W. Cannon                            500                  *

George D. Fisher                       725,936 (2)            8.5%

Phelps K. Fisher                       273,568 (3)            3.2%

William O. Fisher                      481,408 (4)            5.6%

Robin J. Campbell Knepper              921,610 (5)           10.8%

Carol H. Fratt                             550 (6)              *

Donald G. Graham, Jr.                  920,656 (7)           10.8%

Donald G. Graham, III                  480,032 (8)            5.6%

William. W. Krippaehne, Jr.             21,804 (9)              *

John D. Mangels                          1,000                  *

Jean F. McTavish                        68,400(10)              *

Jacklyn F. Meurk                        57,831(11)              *

George F. Warren, Jr.                  800,312(12)            9.4%

William W. Warren, Jr.                 801,242(13)            9.4%

---------------------
  *   Less than 1%

 (1) Shares held directly with sole voting and sole investment power, unless otherwise indicated.

 (2) Mr. George D. Fisher owns 4,800 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Fisher is also President and a director of the D. R. Fisher Company, which owns 232,928 shares, and has sole voting and investment power with respect to such shares. Mr. Fisher is also considered the beneficial owner of 11,200 shares owned by Mr. Fisher's mother.

 (3) Mr. Phelps K. Fisher owns 84,960 shares. In addition, he has sole voting power and shared investment power as to 134,872 shares owned by K. R. Fisher Investment Company, and has sole voting power, pursuant to a power of attorney, as to 14,072 shares and 14,192 shares, respectively, owned by two of his adult sons. Mr. Fisher's wife owns 22,772 shares. Includes 2,700 shares subject to purchase within sixty days upon the exercise of stock options.

 (4) Mr. William O. Fisher owns 4,400 shares. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. This does not include any of the 232,928 shares held by D.R. Fisher Company, of which Mr. Fisher is a 1.125% shareholder.

 (5) Mrs. Knepper owns 228,288 shares. Mrs. Knepper's husband owns 50 shares. In addition, she shares voting power, as co-trustee, as to 14,080 shares held by Trust A Under the Will of Peggy Locke Newman and 213,560 shares held by Trust B Under the Will of Peggy Locke Newman. Additionally, Mrs. Knepper shares investment power as to the 465,632 shares held by the O.
      D. Fisher Investment Company (see footnote 2 under the table entitled "Security Ownership of Certain Beneficial Owners and Management").

 (6) Mrs. Fratt owns 200 shares, her husband owns 300 shares, and her daughter owns 50 shares.

 (7) Mr. Donald G. Graham, Jr. owns 73,920 shares as community property with his wife. In addition, he has sole voting power and shared investment power as to the 465,632 shares owned by the O. D. Fisher Investment Company. Additionally, Mr. Graham has voting power as to a total of 381,104 shares held by a trust under the will of Nellie Hughes Fisher, and a trust under the will of O. D. Fisher. Mr. Graham is the father of Donald G. Graham, III.

 (8) Mr. Donald G. Graham, III, owns 14,400 shares. In addition, he shares investment power as to 465,632 shares owned by the O. D. Fisher Investment Company (see footnote 2 under the table entitled "Security Ownership of Certain Beneficial Owners and Management"). Mr. Graham is the son of Donald G. Graham, Jr.

 (9) Mr. Krippaehne holds 456 shares in an Individual Retirement Account and owns 4,948 shares jointly with his wife. Includes 16,400 shares subject to purchase within sixty days upon the exercise of stock options.

(10) Ms. McTavish owns 240 shares. In addition, she shares voting and investment power, as one of three trustees, as to 68,160 shares held by a trust under the will of Vivien S. Fisher. Ms. McTavish is also one of two income beneficiaries under such trust.

(11) Ms. Meurk owns 2,700 shares jointly with her husband. She also has sole voting power, as trustee under the will of Ethlyn Gaige Fisher, as to 18,568 shares held by that trust. She is also a general partner in the Meurk Family Limited Partnership, which owns 11,440 shares, and shares voting and investment power with respect to such shares. Ms. Meurk also shares voting and investment power, as a trustee of the Revocable Living Trust of Elaine Fisher Gourlie, as to the 25,123 shares held by that trust.

(12) Mr. George F. Warren, Jr. shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust. In addition, he shares investment power with respect to 319,944 shares owned by the Warren Investment Company, of which he is a director. Mr. Warren is a first cousin of William W. Warren, Jr.

(13) Mr. William W. Warren, Jr. owns 930 shares jointly with his wife. In addition, he shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust. In addition, he shares investment power with respect to 319,944 shares owned by the Warren Investment Company, of which he is a director. Mr. Warren is a first cousin of George F. Warren, Jr.

Executive Officers (excluding officers who are also directors):

                                       Shares of Common       Percentage of
Name                              Stock Beneficially Owned(1) Common Stock
--------------------------------  --------------------------- -------------
David D. Hillard                               2,438(2)              *

Patrick M. Scott                              22,138(3)              *

R. Bryce Seidl                                   100(4)              *

Mark A. Weed                                   6,104                 *

Executive Officers and Directors
as a Group (18 persons)                    3,377,045              39.5%

---------------------
 *   Less than 1%

(1) Share amounts include options to purchase shares of Company common stock which are exercisable within 60 days as follows: David D. Hillard 1,624 shares; Patrick M. Scott 13,960 shares; Mark A. Weed 4,104 shares; directors and executive officers as a group 38,788 shares.

(2)  Mr. Hillard owns 814 shares jointly with his wife.

(3)  Mr. Scott owns 1,400 shares and owns 6,778 shares jointly with his wife.

(4)  Mr. Seidl owns 100 shares jointly with his sister.

Beneficial Owners of 5%
or More of the Company's Stock

                                                   Percentage
                                    Number of          of
                                    Shares of     Outstanding
Name and Address                   Common Stock   Common Stock
---------------------------------  ------------   ------------
Bank of America Corporation         1,278,450(1)      15.0%
100 South Tryon Street
Charlotte, NC 28255

O. D. Fisher Investment Co.           465,632(2)       5.5%
600 University Street, Suite 1525
Seattle, WA 98101

Lula Fisher Warren Trust              480,368(3)       5.6%
Union Bank of California
P.O. Box 3123
Seattle, WA 98114

The D. R. Fisher Trust UW of          477,008(4)       5.6%
D. R. Fisher
P.O. Box 98549
Des Moines, WA 98198

Edward A. Gowey                       711,136(5)       8.3%
17869 Ballinger Way NE
Seattle, WA 98155

Wendy Jean Wagner                     480,368(6)       5.6%
1114 Tanglewood Drive
Cary, NC 27511

---------------------
(1) Bank of America Corporation, as a fiduciary, possesses shared voting and investment power as to 1,278,450 shares of Company common stock under a number of wills, trusts and agency arrangements.

(2) Mr. Donald G. Graham, Jr., President, director and a 14.40% shareholder of the O. D. Fisher Investment Company ("ODFICO"), has sole voting power with respect to the shares of Company common stock owned by ODFICO. Mrs. Robin J. Campbell Knepper is Chairman of the Board of Directors of ODFICO, and a 4.96% shareholder thereof; Mr. Donald G. Graham, III is Vice President, a director, and a 3.86% shareholder of ODFICO. The 465,632 shares owned by ODFICO are also reported as beneficially owned by Ms. Campbell and Messrs. Donald G. Graham, Jr. and Donald G. Graham, III.

(3) The 480,368 shares held by the Lula Fisher Warren Trust are also reported as beneficially owned by Wendy Jean Wagner, George F. Warren, Jr., and William W. Warren, Jr., who share voting and investment power as trustees of such trust.

(4) Three trustees of the D. R. Fisher Trust share voting and investment power as to the 477,008 shares held by such trust. The shares held by the
     D. R. Fisher Trust are also reported as beneficially owned by Messrs. William O. Fisher, George D. Fisher and Edward A. Gowey as trustees of such trust.

(5) Mr. Gowey owns 1,200 shares jointly with his wife. In addition, he shares voting and investment power as one of three trustees of the D. R. Fisher Trust, as to the 477,008 shares held by such trust. Mr. Gowey is also an executive officer of the D. R. Fisher Company which owns 232,928 shares in which he has sole investment power with respect to such shares.

(6) Ms. Wagner shares voting and investment power, as one of several trustees, as to 480,368 shares owned by the Lula Fisher Warren Trust and is an income beneficiary of such trust.

                         TRANSACTIONS WITH MANAGEMENT

  Certain directors and shareholders of the Company (together with employees and others), and/or entities in which such persons have direct or indirect interests, have made working capital loans to the Company. Such persons and/or entities hold promissory notes ("Notes") from the Company reflecting such loans. At December 31, 1999, the total amount of Notes payable was approximately $5.7 million. The Notes are payable on demand and bear interest at a rate equal to the 90-day certificate of deposit ("CD") rate for CDs of $100,000 or more as announced from time to time by Bank of America, less 0.25%. Terms of a senior credit facility entered into in June 1999 limit the amount the Company can borrow under these loan arrangements. Accordingly, the Company currently anticipates that it will continue existing borrowings until payment is requested by the lender, however no new borrowings will be made.

  At December 31, 1999, the Company was indebted under the loans described above to directors, or to entities in which such directors have a direct or indirect interest or serve in some capacity, in the following amounts: (i) Mr. Phelps K. Fisher, $182,000; (ii) Mr. Donald G. Graham, Jr., $1,716,000 to an estate of which he is the executor and two trusts of which he is a trustee, and $4,000 to a corporation of which he is an officer and a director; and
(iii) Jacklyn F. Meurk, $150,000 jointly with her spouse. Additionally, the Company is indebted to Mrs. Donald G. Graham, the mother of Mr. Donald G. Graham, Jr., in the amount of $2,904,000 and to Mrs. Susan Hubbach, the mother of Mrs. Carol Fratt, in the amount of $34,000.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of outstanding Company common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities. The Company has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

  Based solely upon the Company's review of the copies of the filings which it received with respect to the fiscal year ended December 31, 1999, or written representations from certain reporting persons, the Company believes that all reporting persons made all filings required by Section 16(a) on a timely basis except that Mr. Glen P. Christofferson unknowingly failed to file a Form 4 for the sale of 200 shares made by his spouse. This report was subsequently filed.

                            INDEPENDENT ACCOUNTANTS

  PricewaterhouseCoopers LLP, Certified Public Accountants, performed the audit of the consolidated financial statements for the Company for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

                                 OTHER BUSINESS

  The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the meeting, the Proxy holders will vote shares represented by properly executed Proxies in their discretion in accordance with their judgment on such matters.

  At the meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to December 2, 2000, for inclusion in the 2001 Proxy Statement and form of Proxy. In addition, if the Company receives notice of a shareholder proposal after February 14, 2001, the persons named as proxies in such Proxy Statement and form of Proxy will have discretionary authority to vote on such shareholder proposal.

                         ANNUAL REPORT TO SHAREHOLDERS

  Any shareholder may obtain without charge a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 1999, including financial statements. Written requests for the Form 10-K should be addressed to David D. Hillard, Fisher Companies Inc., 600 University Street, Suite 1525, Seattle, Washington 98101.

March 31, 2000

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ David D. Hillard

                                     David D. Hillard, Secretary

                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                           OF FISHER COMPANIES INC.

                      PLEASE SIGN AND RETURN IMMEDIATELY

         This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Phelps K. Fisher, Donald G. Graham, Jr., William W. Krippaehne, Jr., Jean F. McTavish, and Jacklyn F. Meurk and each of them (with full power to act alone), proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned of Fisher Companies Inc. (the "Company") at the 2000 annual meeting of its shareholders to be held at the United Artists 150 Theater, 2131 Sixth Avenue, Seattle, Washington, at 10:00 a.m., Thursday, April 27, 2000, or any adjournments thereof, as indicated with respect to the proposal on the reverse side and, in their discretion, upon all other matters that may properly come before the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL DESCRIBED ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN, THE ABOVE-NAMED
               PROXIES INTEND TO VOTE THE SHARES REPRESENTED BY
                        THIS PROXY "FOR" SUCH PROPOSAL.

                           . FOLD AND DETACH HERE .
                                                              [SEE REVERSE SIDE]

                                                                         |
[X] Please mark your                                                     | 4701
    votes as in this                                                     -------
    example

                                                          WITHHOLD
                                               WITHHOLD   only for
1. ELECTION OF DIRECTORS:           FOR ALL    FOR ALL    Nominees
   To elect the nominees listed     NOMINEES   NOMINEES   listed below
   at the right to serve as
   directors for a three-year         [_]        [_]        [_]
   term.

   Nominees:  James W. Cannon
              George D. Fisher
              Phelps K. Fisher
              Williams O Fisher
              Robin J. Campbell Knepper

To withhold authority to vote for any nominee(s), write such (nominee(s)' names(s) below:
_______________________________________________________

2. OTHER BUSINESS:
   To transact any and all other business that may properly come before the meeting


In giving this Proxy, I understand that I may personally vote my shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.

   Yes, I plan to attend
   the Annual Meeting    [_]

Please execute this Proxy whether or not you plan to attend in person, and return the Proxy Promptly in the envelope provided so that your stock will be represented in all events and so that we may have a quorum. Please sign your name below. When signing as attorney, administrator, executor, guardian or trustee, please give title as such. Joint owners should each sign.

________________________________________________

________________________________________________
 SIGNATURE(S)                              DATE


                           . FOLD AND DETACH HERE .